REVOCABLE PROXY

                         TeleBanc FINANCIAL CORPORATION
                           1111 North Highland Street
                            Arlington, Virginia 22201

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
             ________________, 1996, AND AT ANY ADJOURNMENT THEREOF.



         The undersigned, being a stockholder of TeleBanc Financial Corporation ("Company"), hereby appoints ______________________________, as proxy, such person being duly appointed by the Board of Directors with the power to appoint an appropriate substitute, and hereby authorizes such proxy to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Company's principal executive office at 1111 North Highland Street, Arlington, Virginia 22201 on _____________, _____________, 1996 at 11:00 a.m.,
local time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions.

         1. Proposal to approve and adopt the Agreement and Plan of Merger, by and among the Company and MET Holdings Corporation, as amended, and the merger provided for therein.

                         FOR[ ]          AGAINST[ ]           ABSTAIN[ ]

         2. Proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share, from 3,500,000 to 5,000,000, and preferred stock, par value $.01 per share, from 500,000 to 5,000,000.


                         FOR[ ]          AGAINST[ ]           ABSTAIN[ ]

                      (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)



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(Continued from reverse side)

         3. To vote, in its discretion, upon such other business that may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other matters which should come before the Special Meeting.

         The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of TeleBanc Financial Corporation, called for ___________, 1996, and a Proxy Statement/Prospectus prior to signing this Proxy.



                                   Dated:_________________________________, 1996

I plan to attend the meeting. [ ]  Signature____________________________________

                                   Signature____________________________________

                                   Note: Please sign exactly as your name appears on this proxy. Only one signature is required where the stock is held jointly. When signing in a representative capacity, please give title.

                                   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AT THE DISCRETION OF THE PROXY. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.